                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Tribune Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                               [LOGO OF TRIBUNE]
John W. Madigan                                             Tribune Company
Chairman, President and                                     435 North Michigan
Chief Executive Officer                                     Avenue
312/222-3123                                                Chicago, Illinois
                                                            60611-4001
                                                            fax: 312/222-9670
                                                            e-mail:
                                                            jmadigan@tribune.com
                                                            e-mail:
                                                            jm435@aol.com

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Tribune Company stockholders on Tuesday, May 5, 1998 at 11 a.m., Chicago time. The meeting will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, in Chicago.

  The meeting will also be broadcast live via satellite. People with satellite receivers may watch the meeting by following the tuning instructions on the next page.

  The matters to be considered at the Annual Meeting are described in the following Proxy Statement. We hope you can attend the Annual Meeting. Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Therefore, please use the toll-free telephone number on the enclosed proxy card and/or voting instruction card, or sign, date and return the proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting.

  With all good wishes,

                                          Sincerely,

                                          /s/ John W. Madigan

March 24, 1998

                           NOTICE OF TRIBUNE COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1998

TO THE STOCKHOLDERS OF TRIBUNE COMPANY:

  The Annual Meeting of Stockholders of Tribune Company, a Delaware corporation, will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois at 11 a.m., Chicago time on Tuesday, May 5, 1998, for the purpose of considering and voting on the following matters:

  1. Election of four (4) directors;

  2. Ratification of the selection of Price Waterhouse LLP as auditors; and

  3. Such other matters as may properly come before the meeting.

  Only stockholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. An admission ticket is not required for attendance at the meeting; however, confirmation of stock ownership will be made prior to admission to the meeting. If your shares are held by a broker or a bank, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

  Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to use the toll-free telephone number on the enclosed proxy card and/or voting instruction card, or mark, sign, date and return the proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of stockholders of record attending the meeting to vote in person.

                               By Order of the Board of Directors

                               CRANE H. KENNEY
                               Vice President, General Counsel
                               and Secretary

March 24, 1998

-------------------------------------------------------------------------------
                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 Galaxy 4 (C Band)  Transponder 7  Horizontal Polarity  Frequency 3840
 6.2 and 6.8 audio
-------------------------------------------------------------------------------

                                TRIBUNE COMPANY

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is provided in connection with the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Tribune Company (the "Company") to be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois on Tuesday, May 5, 1998, at 11 a.m., Chicago time, or any adjournment thereof, for the purposes set forth in the accompanying notice. The principal executive office of the Company is 435 North Michigan Avenue, Chicago, Illinois 60611. This Proxy Statement and accompanying forms of proxy and voting instructions are being mailed to stockholders on or about March 24, 1998.

                                    GENERAL

STOCKHOLDERS ENTITLED TO VOTE

  Stockholders of record at the close of business on March 10, 1998
(the "Record Date") are entitled to vote at the meeting. On that date there were 122,614,705 shares of Common Stock, without par value (the "Common Stock"), and 1,342,242 shares of Series B Convertible Preferred Stock, without par value (the "Preferred Stock"), of the Company entitled to vote. With re-gard to all matters submitted to a vote at the meeting, each share of Common Stock is entitled to one vote and each share of Preferred Stock, voting to-gether as a class with the Common Stock, is entitled to 9.16 votes.

QUORUM

  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 10, 1998 will constitute a quorum to conduct business.

VOTING

  This proxy solicitation is made by the Board of Directors of the Company. Stockholders of record may vote their proxies using the toll-free number listed on the proxy card, or they may mark, sign, date and mail their proxies in the postage-paid envelope provided. If the proxy is properly executed and returned, the shares will be voted in accordance with the stockholder's instructions. If no instructions are given with respect to a matter, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein.

  Stockholders of record can save the Company expense by voting their shares by calling the toll-free telephone number on the proxy card. The telephone voting procedure is designed to authenticate stockholders by use of a control number. The telephone voting procedures described in the accompanying proxy card allow stockholders of record to vote their shares and to confirm that their instructions have been properly recorded. If your shares of Common Stock are held in the name of a bank or broker, you may be able to vote by telephone. Follow the instructions in the proxy materials you receive from your bank or broker if telephone voting is offered.

  A stockholder may, with respect to the election of directors, (i) vote for all four nominees named herein, (ii) withhold authority to vote for all such nominees or (iii) vote for all such nominees other than any nominee with respect to whom the stockholder withholds authority to vote. Holders do not have the right to cumulate votes in the election of directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Therefore, the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. A stockholder may, with respect to the ratification of the selection of Price Waterhouse LLP as auditors, (i) vote "FOR," (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of such matter. Abstentions will be counted as shares present for purposes of determining the presence of a quorum; such shares also will be treated as shares present and entitled to vote, which will have the same effect as a vote against such matter. Proxies relating to "street name" shares that are not voted by brokers on one but less than both matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote at the Annual Meeting as to such matter.

REVOCATION OF PROXIES

  Proxies may be revoked at any time before they are exercised at the Annual Meeting by executing and delivering a later-dated proxy that is voted at the Annual Meeting, by voting in person by ballot at the Annual Meeting or by delivering a written notice of revocation to the Secretary of the Company. Stockholders whose shares are held in the name of a broker, bank or other holder of record may not vote in person at the meeting unless they have first obtained a proxy, executed in the stockholder's favor, from the holder of record.

PARTICIPANTS IN THE TRIBUNE EMPLOYEE PLANS

  If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "ESOP"), the Tribune Company Savings Incentive Plan (the "SIP") or the Tribune Company Employee Stock Purchase Plan (the "ESPP"), you are enti-tled to instruct the respective plan trustee or nominee how to cast the votes related to such shares. Plan participants may give instructions to the respec-tive plan trustee or nominee by completing, signing, dating and mailing the enclosed voting instruction card in the postage-paid envelope provided. Plan participants can save the Company expense by transmitting voting instructions to the respective plan trustee or nominee by calling the toll-free number on the voting instruction card. The telephone voting procedure is designed to au-thenticate plan participants by use of a control number. The telephone voting procedure described in the accompanying voting instruction card allows plan participants to instruct the respective plan trustee or nominee how to cast their votes with respect to plan shares and to confirm that their instructions have been properly recorded.

  Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to May 1, 1998 by written notice given to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions that are received by May 1, 1998. Shares held by the ESOP and the SIP for which no instructions are received by May 1, 1998 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instruc-tions are received by May 1, 1998 will be voted in accordance with the voting instructions set forth above. ESOP shares not allocated to any participant ac-counts will be voted in the same proportion as the ESOP shares for which vot-ing instructions are received.

                             OWNERSHIP INFORMATION

MANAGEMENT OWNERSHIP

  Beneficial ownership of the Common Stock and Preferred Stock as of February 28, 1998 by each director and executive officer named in the summary compensa-tion table, and by all directors and executive officers as a group, is set forth in the following table. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                    COMMON STOCK            PREFERRED STOCK
                            ---------------------------- ----------------------
                               NUMBER OF SHARES OWNED       NUMBER OF SHARES
           NAME             DIRECTLY OR INDIRECTLY(1)(2) OWNED INDIRECTLY(1)(3)
--------------------------- ---------------------------- ----------------------
James C. Dowdle............            425,349(4)                  782
Dennis J. FitzSimons.......            136,399                     782
Jack Fuller................             89,487(4)                  693
Diego E. Hernandez.........             11,800                      --
David D. Hiller............            125,370                     655
Robert E. La Blanc.........             27,250                      --
John W. Madigan............            701,850(4)(5)               782
Nancy Hicks Maynard........              9,400                      --
Andrew J. McKenna..........            100,440                      --
Kristie Miller.............            375,812(5)                   --
James J. O'Connor..........             16,000                      --
Donald H. Rumsfeld.........             15,655                      --
Patrick G. Ryan............              5,400                      --
Dudley S. Taft.............             42,800                      --
Arnold R. Weber............             13,600                      --
Twenty-two (22) directors
 and executive officers of
 the Company as a group....          2,449,990(6)                6,426

--------
  (1) Each amount represents less than 1% of the class, unless otherwise indicated.
  (2) Includes shares of Common Stock which the following directors and executive officers have the right to acquire within 60 days upon exercise of stock options: Mr. Dowdle, 32,369 shares; Mr. FitzSimons, 15,914 shares; Mr. Fuller, 7,900 shares; Mr. Hernandez, 6,000 shares; Mr. Hiller, 89,000 shares; Mr. La Blanc, 6,000 shares; Ms. Maynard, 6,000 shares; Mr. McKenna, 6,000 shares; Ms. Miller, 6,000 shares; Mr. O'Connor, 2,000 shares; Mr. Rumsfeld, 6,000 shares; Mr. Ryan, 2,000 shares; Mr. Taft, 4,000 shares; Mr. Weber, 6,000 shares; and executive officers other than the named officers, 183,078 shares. The individuals do not have voting rights relative to these shares until the options are exercised. Also includes shares beneficially owned under the SIP and ESOP (including Common Stock into which ESOP Preferred Stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
  (3) Represents shares allocated to participants' accounts under the ESOP.
  (4) Does not include a total of 20,364,938 shares owned by the Robert R. McCormick Tribune Foundation and 2,150,400 shares owned by the Cantigny Foundation (see "Principal Stockholders").
  (5) Includes shares of Common Stock as to which beneficial ownership is disclaimed as follows: Mr. Madigan, 41,590 shares; and Ms. Miller, 19,296 shares.
  (6) Represents approximately 2% of the class.

PRINCIPAL STOCKHOLDERS
  The following table and footnotes set forth information as of February 28, 1998 with respect to each person who is known to management of the Company to be the beneficial owner of more than 5% of any class of the Company's stock:

                                         COMMON STOCK         PREFERRED STOCK
                                      ---------------------- ------------------
                                        NUMBER      PERCENT   NUMBER   PERCENT
      NAME AND ADDRESS OF OWNER       OF SHARES     OF CLASS OF SHARES OF CLASS
------------------------------------- ----------    -------- --------- --------
Robert R. McCormick Tribune Founda-
tion
Cantigny Foundation(1)............... 22,515,338     18.37%        --     --
  Room 770
  435 North Michigan Avenue
  Chicago, IL 60611
The Northern Trust Company(2)........ 14,722,749(3)  11.04   1,342,242   100%
  50 South LaSalle Street
  Chicago, IL 60675

--------
  (1) The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of five directors, consisting of James C. Dowdle, Jack Fuller, John W. Madigan and two former officers of the Company.
  (2) On February 28, 1998, The Northern Trust Company ("Northern Trust"), as ESOP trustee, held 1,273,931 shares of Common Stock on behalf of the ESOP and is deemed to hold 10,737,936 shares of Common Stock into which the Preferred Stock is convertible, which shares are included in determining the percent of class owned. All ownership attributed to Northern Trust in its capacity as ESOP Trustee is shared with the participants in the ESOP.
  (3) Holdings based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 17, 1998 by Northern Trust, pursuant to which Northern Trust has sole voting power with respect to 1,894,165 shares; shared voting power with respect to 12,569,173 shares; sole dispositive power with respect to 594,035 shares; and shared dispositive power with respect to 12,852,814 shares.

EMPLOYEE BENEFIT PLAN VOTING RIGHTS

  As of the Record Date, the Northern Trust Company, as trustee for the ESOP, holds 1,342,242 shares of Preferred Stock, of which 728,209 shares were allocated to participant accounts and 1,273,431 shares of Common Stock, of which 1,119,395 shares were allocated to participant accounts. As of the Record Date, Vanguard Fiduciary Trust Company, as trustee of the SIP, holds 1,798,743 shares of Common Stock. Employee participants of the ESOP and SIP have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreements direct the trustees to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card or followed the telephone voting procedures described on such card.

  As of the Record Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee of the ESPP, holds 1,482,987 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and officers complied during fiscal 1997 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of one late filing with respect to a sale of shares of Common Stock in connection with an option exercise by James
C. Dowdle and one late filing with respect to a sale of shares of Common Stock by Dennis J. FitzSimons.

                             ELECTION OF DIRECTORS
                                 PROPOSAL ONE

  The Board of Directors of the Company is divided into three classes of four directors each. Directors hold office for staggered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders. Four directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company's 2001 Annual Meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled shall be elected.

  It is intended that all proxies in the accompanying form, unless contrary instructions are given, will be voted for the election as directors of John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to hold office until the 2001 Annual Meeting. Each of the nominees is an incumbent di-rector. If any of the nominees becomes unavailable for election, an event which is not now anticipated, proxies will be voted for the election of a sub-stitute nominee as may be selected by the Board.

  Additional information regarding each of the nominees and the other direc-tors continuing in office follows. The descriptions of the business experience of these individuals include the principal positions held by them from March 1993 to the date of this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS OF THE COMPANY (PRO-POSAL 1).


[PHOTO APPEARS HERE]         JAMES C. DOWDLE
                             Executive Vice President of the Company since Au-gust 1994; President and Chief Executive Officer,
                             Tribune Broadcasting Company, a subsidiary of the Company until May 1997; and President, Tribune
                             Publishing Company, a subsidiary of the Company, from August 1994 to May 1997. Director of The
                             Learning Company, Inc. Class of 2000. Age: 64.
                             Director since 1985.

[PHOTO APPEARS HERE]         DIEGO E. HERNANDEZ
                             Vice Admiral, U.S. Navy (Retired) and President,
                             Marine Technology Group, Inc., a technical con-sulting service, since July 1994. Consultant from July 1992 to July 1994. Class of 2000. Age: 63.
                             Director since 1991.

[PHOTO APPEARS HERE]         ROBERT E. LA BLANC
                             President, Robert E. La Blanc Associates, Inc., consultants in information technology. Director of Salient 3 Communications, Inc.; Storage Tech-nology Corp.; Titan Corp.; a family of Prudential mutual funds. Class of 2000. Age: 64. Director since 1982.

[PHOTO APPEARS HERE]         JOHN W. MADIGAN (NOMINEE)
                             Chairman since January 1996, President since May
                             1994 and Chief Executive Officer since May 1995 of the Company; Executive Vice President of the Company until May 1994; Publisher, Chicago Trib-une until May 1994; and President and Chief Exec-utive Officer, Chicago Tribune Company, a subsid-iary of the Company, until September 1993. Class of 1998. Age: 60. Director since 1975.

[PHOTO APPEARS HERE]         NANCY HICKS MAYNARD (NOMINEE)
                             President, Maynard Partners Incorporated, consul-tants in news media economics, since December
                             1992; Chair, The Freedom Forum Media Studies Cen-ter from March 1996 to September 1997; Director,
                             Economics of News Project, since September 1997;
                             Member, Global Business Network; and Deputy Pub-lisher and Co-owner, Oakland Tribune until Novem-ber 1992. Class of 1998. Age: 51. Director since
                             1995.

[PHOTO APPEARS HERE]         ANDREW J. MCKENNA
                             Chairman and Chief Executive Officer, Schwarz, an international distributor of paper packaging and related products and a printer, producer and con-verter. Director of Aon Corporation; Dean Foods
                             Company; First Chicago NBD Corporation;
                             McDonald's Corporation; Skyline Corporation.
                             Class of 2000. Age: 68. Director since 1982.

[PHOTO APPEARS HERE]         KRISTIE MILLER
                             Author; Journalist, The Daily News-Tribune, Inc.
                             of LaSalle, Illinois. Class of 1999. Age: 53. Di-rector since 1981.

[PHOTO APPEARS HERE]         JAMES J. O'CONNOR (NOMINEE)
                             Chairman and Chief Executive Officer and Director of Unicom Corporation, a holding company, from June 1994 until March 1998, and of Commonwealth
                             Edison Company, an electric utility, until March
                             1998. Director of Corning Incorporated; First
                             Chicago NBD Corporation; UAL Corporation. Class of 1998. Age: 61. Director since 1985.

[PHOTO APPEARS HERE]         DONALD H. RUMSFELD
                             Chairman and Director of Gilead Sciences, Inc., a pharmaceutical company, since January, 1997.
                             Chairman of the Board and Chief Executive Officer from October 1990 until August 1993, General In-strument Corporation, an electronics company.
                             Previously served as a member of the U.S. Con-gress, U.S. Ambassador to NATO, White House Chief of Staff, Secretary of Defense and Chief Execu-tive Officer of G.D. Searle & Company. Director of ABB AB; Gulfstream Aerospace Corporation;
                             Kellogg Company. Class of 1999. Age: 65. Director since 1992.

[PHOTO APPEARS HERE]         PATRICK G. RYAN
                             Chairman, President, Chief Executive Officer and
                             Director of Aon Corporation, a broad-based insur-ance holding company. Director of Sears, Roebuck and Co. Class of 1999. Age: 60. Director since
                             1997.

[PHOTO APPEARS HERE]         DUDLEY S. TAFT
                             President and Director, Taft Broadcasting Compa-ny, an owner and operator of television broad-casting stations. Chairman, President and Chief
                             Executive Officer of WPHL-TV, Inc., a subsidiary of the Company, until February 1996. Director of CINergy Corp.; Fifth Third Bancorp; The Union
                             Central Life Insurance Company. Class of 1999.
                             Age: 57. Director since 1996.

[PHOTO APPEARS HERE]         ARNOLD R. WEBER (NOMINEE)
                             Chancellor, Northwestern University since January
                             1995, and President, Civic Committee of the Com-mercial Club of Chicago since March 1995. Presi-dent, Northwestern University until December
                             1994. Director of Aon Corporation; Burlington
                             Northern Santa Fe Corporation; Deere & Company;
                             Inland Steel Industries, Inc.; PepsiCo, Inc.
                             Class of 1998. Age: 68. Director since 1989.

MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors held eight Board meetings during 1997 and each direc-tor attended at least 75% of the Board meetings that were held during the term of such director's service. Each director attended 75% or more of the meetings of all committees of which such director was a member during the term of such director's service. The Board of Directors has standing audit, governance and compensation, executive, finance and technology committees and an incentive compensation subcommittee.

 Audit Committee

  The function of the Audit Committee, presently consisting of Messrs. Weber (Chairman), Hernandez, La Blanc and Taft and Ms. Maynard, includes making recommendations concerning the appointment of independent accountants to audit the books of the Company, meeting with representatives of management, the in-dependent accountants and internal auditors to discuss financial reporting, accounting and internal control matters, reviewing the financial statements audited by the independent accountants and reviewing recommendations made by the independent accountants with respect to the accounting methods used, the organization and operations of the Company and the system of internal control followed by the Company. The Audit Committee met three times during 1997.

 Governance and Compensation Committee

  The function of the Governance and Compensation Committee, presently consisting of Messrs. McKenna (Chairman), O'Connor, Rumsfeld and Ryan and Ms. Miller, includes reviewing the compensation for the Chief Executive Officer of the Company and consulting with the Chief Executive Officer with respect to the compensation of other executives of the Company. The Committee also identifies and proposes candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders if submitted in accordance with procedures set forth under the caption "Stockholder Proposals For 1999 Annual Meeting." The Committee also has other responsibilities relating to corporate governance, including studying the size, composition, committee structure and committee membership of the Board of Directors. The Committee met two times during 1997.

 Incentive Compensation Subcommittee

  The function of the Incentive Compensation Subcommittee of the Governance and Compensation Committee, presently consisting of Messrs. O'Connor (Chairman) and Rumsfeld and Ms. Miller, includes administering and determining awards under the Company's 1997 Incentive Compensation Plan, and certain other employee benefit plans. The Subcommittee met two times during 1997.

 Executive Committee

  The Executive Committee, presently consisting of Messrs. Madigan (Chairman), Dowdle, McKenna, Rumsfeld, Ryan and Weber, exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings of the Board. Be-cause of the frequency of Board meetings in 1997, the Executive Committee did not meet and was not required to take any action in 1997.

 Finance Committee

  The function of the Finance Committee, presently consisting of Messrs. La Blanc (Chairman), Hernandez, Taft and Weber and Ms. Maynard, includes review-ing with management the capital needs of the Company and its subsidiaries and providing consultation on major borrowings and proposed issuances of debt and equity securities. The Committee met one time during 1997.

 Technology Committee

  The function of the Technology Committee, presently consisting of Messrs. Rumsfeld (Chairman), Hernandez, La Blanc and Taft and Ms. Maynard, includes reviewing with management the technology strategies and initiatives of the Company and its subsidiaries. The Committee met two times during 1997.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive annual stock awards, stock options and meeting fees. Eligible directors each receive a Basic Stock Award of shares of Common Stock on the day following each Annual Meeting. In addition, certain of the eligible directors who serve as a chairman of a standing committee or subcommittee of the Board each receive a Supplemental Stock Award of shares of Common Stock on the same date. Each eligible director also receives a $1,500 fee for each board meeting attended and a $1,000 fee for each committee meeting attended. The Company also reimburses directors for travel expenses incurred in attending meetings.

  For 1997, eligible directors received a Basic Stock Award of 1,400 shares of Common Stock and each eligible director who served as a chairman of a standing committee or subcommittee of the Board received a Supplemental Stock Award of 200 shares of Common Stock. In February 1998, the Board of Directors amended the director compensation plan to provide that the Basic Stock Awards and the Supplemental Stock Awards be stated in dollars but paid in shares of Common Stock. Beginning in 1998, the Basic Stock Awards and the Supplemental Stock Awards will be calculated by dividing $50,000 and $6,000, respectively, by the fair market value of the Common Stock on the day of each Annual Meeting.

  Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Payment of deferred amounts together with credited income will be made over a series of years in the future.

  On the date of each Annual Meeting, each non-employee director is granted an option to purchase 2,000 shares of Common Stock at the fair market value of such shares on such date. On May 6, 1997, each non-employee director was granted an option to purchase 2,000 shares of Common Stock at $44.50 per share, reflecting the fair market value of the Common Stock on such date. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted. In the event of a change in control of the Company, all options become immediately exercisable. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20% or more of the combined voting power of the Company's outstanding voting securities, (b) a change in the composition of the Board of Directors whereby the individuals who as of April 28, 1992, constituted the Board of Directors cease to constitute at least a majority of the Board without approval of the Board, or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60% of the reorganized Company. Option exercises may be paid for in cash or by delivery of Common Stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the Company's assets or dissolution of the Company, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date such individual ceases to be a director.

  On March 10, 1998, the closing price of the Company's Common Stock was
$67.125.

OTHER TRANSACTIONS

  Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other business units of the Company provide services to the Robert R. McCormick Tribune Foundation. During 1997, the Foundation paid $328,147 to the Company for the leased space and services.

  Subsidiaries of Aon Corporation received brokerage commissions and fees in 1997 of approximately $540,000 for obtaining certain insurance for the Company and its subsidiaries. Patrick G. Ryan, Chairman, President and Chief Executive Officer of Aon Corporation, is a director of the Company.

                     RATIFICATION OF SELECTION OF AUDITORS
                                 PROPOSAL TWO

  The Board of Directors has selected Price Waterhouse LLP to serve as the Company's independent certified public accountants for 1998. Price Waterhouse LLP has audited and rendered its opinion on the financial statements of the Company for many years. Representatives of Price Waterhouse LLP will be pres-ent at the 1998 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so. Approval of this proposal requires the affirmative vote of a majority of the votes of all shares present and entitled to vote on the matter.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                            EXECUTIVE COMPENSATION

GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 OVERVIEW

  The Company seeks to offer a compensation package necessary to attract and retain top-quality management employees and which reflects competitive conditions in the lines of business in which the Company is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to reflect the performance of the Company and the employee.

  In 1997, the Company adopted and the stockholders approved the 1997 Incen-tive Compensation Plan (the "Plan"), which replaced the annual incentive bonus and stock option programs previously maintained by the Company. The purpose of the Plan is to provide incentives to the Company's management and other key employees to increase the value of the Company's Common Stock. The Company has adopted Shareholder Value Added, or SVA, as a measurement for corporate per-formance based on the close association between increases in SVA and increases in the return on investment for the Company's stockholders. SVA is defined as after-tax profit less a charge for the average capital invested. After-tax profit equals operating profit, plus equity income (loss), amortization of in-tangible assets and interest income on notes receivable, less taxes. Capital equals equity plus debt and deferred liabilities.

  The 1997 compensation package paid to executive officers and other management personnel of Tribune Company consists of five elements: (1) salary,
(2) annual incentive bonus, (3) stock options, (4) stock awards and (5) retirement and other benefits.

 SALARIES

  Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies repre-senting a broad cross-section of American business and cover more companies than are included in the two indicies used in the performance graph following this report. Each set of data used is selected because it is believed to be the best available for its intended purpose. The Governance and Compensation Committee (the "Committee") sets salaries within the range of accepted prac-tice but does not target a specific percentile range within the comparative groups in setting salaries of the Company's executive officers. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

  Salaries of executive officers are reviewed annually and at the time of pro-motions. The performance and contribution of the individual to the Company are the primary criteria influencing salary adjustments. Salary changes reflect the performance of the Company to the extent that the performance is consid-ered in establishing the salary guidelines applicable for all salaried employ-ees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding par-agraph in connection with the annual salary review. The sources of the data used varies from executive to executive based on the availability of compara-ble information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the end of February.

  The salary paid to John W. Madigan, Chairman, President and Chief Executive Officer of the Company, was increased by $29,120 to $757,120 effective as of February 24, 1997. This represented a 4% increase in Mr. Madigan's salary. The rate of increase was consistent with the Company's overall merit increase guidelines based upon performance for salaried employees for 1997.

 ANNUAL INCENTIVE BONUS

  The Company's Annual Management Incentive Program provides executive officers and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of such individual's business unit, group or the Company as a whole. Beginning in 1997, SVA was used as the financial performance measure for determining annual incentive bonuses. In February 1997, the Incentive Compensation Subcommittee of the Committee (the "Subcommittee") established the 1997 minimum and maximum SVA goals for the Company and each business group. The Subcommittee also established target bonus levels, stated as a percentage of year-end salary, for each executive officer, based on his or her level of responsibility.

  Individual bonuses for executive officers other than Mr. Madigan and Mr. Dowdle are awarded from a pool established by multiplying the target bonuses for all participants within a specific business unit or group by the respective level of performance toward the established SVA goals. In February 1997, the Subcommittee established an award scale, with 40% of the target bonus pool earned if the minimum SVA goal was achieved and up to 200% of the target bonus pool earned if the maximum SVA goal was achieved. Bonus awards from the available pool are allocated to eligible executives at the discretion of the business unit leader, subject to the approval of the President of the business group and the Company's Chief Executive Officer.

  In considering bonuses for executive officers named in the summary compensation table other than Mr. Madigan, the Subcommittee receives an assessment of the performance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Mr. Madigan, the Subcommittee meets privately with the Company's other outside directors for that purpose.

  The bonuses for Mr. Madigan and Mr. Dowdle were calculated based upon the Company's SVA achievement and their individual performance and achievements in 1997, subject to certain limitations imposed by the Plan related to the Company's earnings before interest, taxes, depreciation and amortization. The Subcommittee awarded Mr. Madigan a bonus of $1,100,000 for 1997, which reflects the achievement of 146% of the Company's 1997 SVA goal and the outside directors' evaluation of Mr. Madigan's individual performance and achievements in 1997.

 STOCK OPTIONS

  The Company for many years has used stock options as its long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build an ownership interest in the Company. The Plan retains the 10-year exercise period for stock options and gives the Subcommittee the ability to modify the vesting schedule for stock option grants. All new option grants under the Plan generally vest in equal annual installments over a period of four years from the grant date. Option grants made prior to the adoption of the Plan generally vested in full two years from the grant date. The increase in vesting from two to four years has the effect of requiring longer periods of service to the Company for recipients to benefit from stock option grants.

  The Subcommittee considers stock option awards on an annual basis. These are normally awarded in July. In determining the amount of options awarded, the Subcommittee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Subcommittee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executive officers.

  In July 1997, the Subcommittee awarded Mr. Madigan a nonqualified stock option to purchase 110,000 shares at the current fair market value of the stock, which was then $52.94. The award was consistent with the number of shares that had been awarded to the Chief Executive Officer of the Company in recent years.

  To encourage stock ownership by executive officers, replacement stock options ("Replacement Options") are granted simultaneously with the exercise of the original stock option. Replacement Options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Replacement Options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement Options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a Replacement Option is the fair market value on the date of its grant rather than the option price of the original option and Replacement Options do not become exercisable until one year after award. The grant of Replacement Options does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by the Company. As shown in the table on page 16, Mr. Madigan received Replacement Options during 1997 based on his exercise of previously awarded options.

 STOCK AWARDS

  The Plan also provides for Performance Equity Program Awards to be granted to certain executive officers based upon the achievement of certain intermediate-term SVA goals. Performance Equity Program Awards are awards of the right to receive shares of Common Stock, the grant, issuance, retention and/or vesting of which are subject to such performance and other conditions as are specified by the Subcommittee.

  In February 1997, the Subcommittee reserved up to 384,000 shares of Common Stock to be awarded to 80 executives, including the executive officers named in the summary compensation table, as Performance Equity Program Awards, if certain cumulative SVA goals are achieved over a three-year performance period. The Subcommittee established target award levels for each of the participants based on a percentage of their 1996 salary, with an average target award of 50% of salary. The target awards were based upon a 15% annual growth in SVA. If the cumulative annual growth in SVA for the performance period is between 11% and 15%, then between 50% and 100% of the target awards will be granted on a proportional scale with 50% of the target awards granted if 11% annual growth in SVA is achieved and up to 100% of the target awards granted if 15% annual growth in SVA is achieved. If the cumulative annual growth in SVA for the performance period is between 15% and 20%, then between 100% and 150% of the target awards will be granted on a proportional scale with 100% of the target awards granted if 15% annual growth in SVA is achieved and up to 150% of the target awards granted if 20% annual growth in SVA is achieved. If the cumulative annual growth in SVA exceeds 20%, then 150% of the target awards will be granted. No shares of Common Stock will be granted as Performance Equity Program Awards if the annual growth in SVA for the performance period is less than 11%. The SVA target and target award ranges are subject to revision based on the level of acquisitions and divestitures during the performance period.

  In February 1997, Mr. Madigan was allocated 9,040 shares of Common Stock as his target Performance Equity Program Award. The receipt of those shares will depend on the Company's achievement of its SVA goals for fiscal years 1997 through 1999, and no shares will be received prior to February 2000.

 BENEFIT PROGRAMS

  The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the Savings Incentive Plan and the Employee Stock Purchase Plan provide employees with the opportunity to acquire Common Stock. In addition, the executive officers participate in the Employee Stock Ownership Plan on a consistent basis with other employees. The Company also maintains a Supplemental Defined Contribution Plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code of 1986, as amended (the "Code"), to replace a portion of the contribution lost by the imposition of such limit. The ESOP, which is intended to become the principal retirement plan for the Company, relates the amount of retirement benefits that will ultimately be received to the value of the Common Stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

 STOCK OWNERSHIP GUIDELINES

  Effective January 1, 1996, the Committee implemented stock ownership guidelines for approximately 85 executives of the Company. The guidelines range from a high of five times annual salary in the case of Mr. Madigan to two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Company benefit plans are counted in satisfying the guidelines but unexercised stock options and all Performance Equity Program Awards not yet granted are not counted. The Committee believes that these guidelines will have the positive effect of further aligning the interests of the Company's top executives with those of stockholders.

 TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Code imposes a one million dollar limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the one million dollar deduction limit established by Section 162(m) of the Code. In 1997, the Committee granted awards pursuant to the Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

                                          Andrew J. McKenna, Chairman
                                          Kristie Miller
                                          James J. O'Connor
                                          Donald H. Rumsfeld
                                          Patrick G. Ryan

PERFORMANCE GRAPH

  The following graph compares the five-year cumulative return on Tribune Company Common Stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. The Company is included in both of these indices.

                             [GRAPH APPEARS HERE]

                                 1992    1993    1994    1995    1996    1997
                                ------- ------- ------- ------- ------- -------
      Tribune Company.......... $100.00 $127.45 $118.26 $134.48 $176.38 $282.00
      S&P Newspaper Publishing
       Group...................  100.00  115.83  107.04  134.71  166.93  262.01
      S&P 500..................  100.00  110.01  111.51  153.26  188.36  251.12

Based on $100 invested on December 31, 1992 in Tribune Company Common Stock, the Standard and Poor's Newspaper Publishing Group Index and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

SUMMARY COMPENSATION TABLE

                                                             LONG TERM
                                                            COMPENSATION
                                                            ------------
                                   ANNUAL COMPENSATION       SECURITIES
   NAME AND PRINCIPAL          ----------------------------  UNDERLYING     ALL OTHER
        POSITION          YEAR SALARY(1)   BONUS     OTHER   OPTIONS(2)  COMPENSATION(3)
------------------------  ---- --------- ---------- ------- ------------ ---------------
John W. Madigan.........  1997 $752,080  $1,100,000 $32,997   525,218        $46,050
Chairman, President and
Chief Executive           1996  724,231     698,880  30,400   480,274         28,220
Officer                   1995  676,539     509,600  15,129   296,544         20,898
James C. Dowdle.........  1997  597,673     550,000   9,900   397,482         46,050
Executive Vice President  1996  573,635     350,000   6,533   390,710         28,558
                          1995  558,808     300,000   3,348   291,916         22,773
Dennis J. FitzSimons....  1997  458,885     360,000   5,204   171,443         46,050
President,                1996  441,712     300,000   9,383   102,802         28,191
Tribune Broadcasting
Company                   1995  432,270     230,000   5,431   112,752         22,411
Jack Fuller.............  1997  395,576     325,000  11,191   146,721         46,050
President,                1996  333,269     175,000   3,037    89,288         28,223
Tribune Publishing
Company                   1995  322,750     135,000   2,312    59,734         22,404
David D. Hiller.........  1997  349,163     255,000   3,481    39,365         46,050
Senior Vice
President/Development     1996  336,250     170,000  26,431    26,138         28,206
                          1995  329,000     155,000       0    20,000         22,404

--------
  (1) Amounts represent salary compensation for 52 weeks for fiscal years 1997 and 1996 and 53 weeks for fiscal year 1995.

  (2) Amounts represent New Options and Replacement Options to purchase shares of Common Stock granted during fiscal years 1997, 1996 and 1995. New Options granted in fiscal years 1997, 1996 and 1995 were as follows: Mr. Madigan, 110,000, 90,000 and 100,000, respectively; Mr. Dowdle, 60,000, 50,000 and
60,000, respectively; Mr. FitzSimons, 45,000, 36,000 and 28,000, respectively; Mr. Fuller, 35,000, 22,000 and 24,000, respectively; and Mr. Hiller, 25,000, 18,000 and 20,000, respectively.

  (3) The amounts reported in this column for fiscal year 1997 include $28,441 and $16,009 allocated to each of the named executive officers under the ESOP and the Supplemental Defined Contribution Plan, respectively, and matching contributions of $1,600 credited to each of the named executive officers under the Savings Incentive Plan (401(k)).

OPTION GRANTS TABLE

  The following table presents information as to stock options granted during the year ended December 28, 1997. The grant of a Replacement Option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a Replacement Option (as described on pages 11 and 12) does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                         ---------------------------------------------------------------
                                              % OF TOTAL
                              NUMBER OF        OPTIONS
                             SECURITIES       GRANTED TO
                         UNDERLYING OPTIONS  EMPLOYEES IN EXERCISE PRICE                    GRANT DATE
          NAME               GRANTED(1)      FISCAL YEAR      ($/SH)     EXPIRATION DATE PRESENT VALUE(2)
------------------------ ------------------- ------------ -------------- --------------- ----------------
John W. Madigan.........   New Grant 110,000     2.83%        $52.94        07/29/07        $1,666,687
                         Replacement Options
                                      65,333     1.68          46.88        12/19/00           481,798
                                      30,031     0.77          46.88        08/25/99           221,464
                                      31,916     0.82          46.88        08/30/01           235,365
                                       5,595     0.14          46.88        02/07/03            41,260
                                      78,031     2.01          52.69        08/25/05           646,791
                                      34,065     0.88          52.69        08/26/04           282,361
                                      24,208     0.62          44.50        08/31/00           169,475
                                      28,331     0.73          56.13        08/28/02           250,154
                                      45,283     1.17          56.13        02/07/03           399,835
                                      40,254     1.04          56.13        03/01/02           355,431
                                      32,171     0.83          55.81        08/27/03           282,477
James C. Dowdle.........    New Grant 60,000     1.54          52.94        07/29/07           909,102
                         Replacement Options
                                      30,031     0.77          46.88        08/25/99           221,464
                                      34,070     0.88          52.94        08/26/04           283,742
                                      46,722     1.20          52.94        08/25/05           389,110
                                      32,369     0.83          42.13        08/28/02           214,516
                                       5,235     0.13          56.13        02/07/03            46,223
                                      18,305     0.47          56.13        06/02/01           161,628
                                      29,822     0.77          56.13        08/30/01           263,319
                                       2,009     0.05          56.13        06/02/01            17,739
                                      40,254     1.04          56.13        03/01/02           355,431
                                      31,945     0.82          56.63        08/27/03           284,576
                                      45,283     1.17          56.13        02/07/03           399,835
                                      21,437     0.55          56.63        08/31/00           190,967
Dennis J. FitzSimons....    New Grant 45,000     1.16          52.94        07/29/07           681,827
                         Replacement Options
                                      15,880     0.41          38.69        08/28/02            96,652
                                      17,499     0.45          38.69        08/30/01           106,506
                                       7,472     0.19          46.88        08/25/99            55,102
                                       5,786     0.15          46.88        08/31/00            42,669
                                       7,668     0.20          46.88        08/27/03            56,548
                                       9,976     0.26          52.81        08/25/99            82,658
                                      21,825     0.56          52.81        08/25/05           181,335
                                       3,223     0.08          43.50        08/28/02            22,057
                                       6,165     0.16          43.50        08/31/00            42,190
                                      12,419     0.32          43.50        08/27/03            84,989
                                       3,083     0.08          43.50        08/31/00            21,099
                                      15,447     0.40          58.90        08/26/04           143,144

                                                INDIVIDUAL GRANTS
                         ---------------------------------------------------------------
                                              % OF TOTAL
                              NUMBER OF        OPTIONS
                             SECURITIES       GRANTED TO
                         UNDERLYING OPTIONS  EMPLOYEES IN EXERCISE PRICE                    GRANT DATE
          NAME               GRANTED(1)      FISCAL YEAR      ($/SH)     EXPIRATION DATE PRESENT VALUE(2)
------------------------ ------------------- ------------ -------------- --------------- ----------------
Jack Fuller.............    New Grant 35,000     0.90%        $52.94        07/29/07         $530,310
                         Replacement Options
                                      12,035     0.31          46.00        08/31/00           87,095
                                      10,559     0.27          46.00        08/28/02           76,413
                                       6,890     0.18          46.00        08/31/00           49,862
                                      15,122     0.39          46.00        08/25/99          109,435
                                       4,507     0.12          46.00        08/27/03           32,616
                                      14,852     0.38          59.44        08/26/04          138,878
                                      17,801     0.46          59.44        08/25/05          166,454
                                      13,883     0.36          59.44        08/30/01          129,817
                                       5,348     0.14          59.44        08/27/03           50,008
                                       3,972     0.10          59.44        08/28/02           37,141
                                       6,133     0.16          59.44        08/27/03           57,348
                                         619     0.02          59.44        08/25/99            5,140
David D. Hiller.........    New Grant 25,000     0.64          52.94        07/29/07          378,793
                         Replacement Options
                                      12,882     0.33          46.75        01/13/99           80,658
                                       1,483     0.04          46.75        08/25/99           10,907

--------
  (1) Includes both New Options and Replacement Options to purchase Common Stock granted under the 1997 Incentive Compensation Plan and preceding plans. All options permit the optionee to pay the exercise price with Common Stock owned for six months and to pay withholding tax with shares acquired on exercise. The Company has a policy to award Replacement Options to executives who exercise options in this manner at a time when the closing stock price as reported on the New York Stock Exchange Composite Transactions list is at least 25% above the exercise price. New Options are generally exercisable in four equal annual installments after award and Replacement Options are exercisable one year after award but, in either case, immediately upon a change in control. Replacement Options are awarded upon exercise of a nonqualified option with payment made with previously owned Common Stock. The Replacement Option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.
  (2) Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the New Grants and the Replacement Options, respectively, are as follows: risk-free interest rates of 6.1% and 5.8%; expected dividend yields of 1.6% and 1.6%; expected lives of 6 and 2 years (unless, with respect to Replacement Options, the actual life is less than 2 years); and expected stock price volatility of 22.5% and 21.3%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

OPTION EXERCISES AND VALUES TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUE

                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                   OPTIONS AT FY-END            AT FY-END(1)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
          NAME           EXERCISE(2)  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------- ---------- ----------- ------------- ----------- -------------
John W. Madigan.........   543,502   $7,513,742         0      615,218    $        0   $6,405,035
James C. Dowdle.........   443,714    6,400,230         0      447,482             0    3,840,908
Dennis J. FitzSimons....   163,622    2,143,374    15,914      207,443       373,048    2,815,023
Jack Fuller.............   144,222    2,794,515     7,900      168,721       144,175    1,481,986
David D. Hiller.........    23,220      612,712   122,138       57,365     3,970,256      805,978

--------
  (1)Based on a closing stock price of $59.75 per share on December 26, 1997, the last business day of the Company's fiscal year.
  (2)Represents aggregate number of shares underlying options exercised. The number of shares acquired upon the exercise of options in 1997 for each of the above officers was offset by the number of existing or newly acquired shares of Common Stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Common Stock actually acquired by each of the above officers as a result of option exercises in 1997 was as follows: Mr. Madigan, 82,336 shares; Mr. Dowdle, 68,162 shares; Mr. FitzSimons, 37,179 shares; Mr. Fuller, 28,965 shares; and Mr. Hiller, 8,855 shares.

PENSION PLAN INFORMATION

  The executive officers named in the summary compensation table participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). The annual pension benefit under the plans, taken together, is in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the final five years of employment). For the executive officers named in the summary compensation table, the sum of amounts listed in the "Salary" column of the Summary Compensation Table is used as compensation in the calculation of annual pension benefits. The Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune Company entity employed the individual prior to the amendment. Messrs. FitzSimons, Fuller and Madigan will be entitled to pension benefits set forth in Table A and Messrs. Dowdle and Hiller will be entitled to pension benefits set forth in Table B. Estimated annual benefits are set forth in the following tables:

  TABLE A

                                    ESTIMATED ANNUAL RETIREMENT PENSION
                              -----------------------------------------------------------
              FINAL
             AVERAGE
           COMPENSATION       10 YEARS         15 YEARS         20 YEARS         25 YEARS
           ------------       --------         --------         --------         --------
             $300,000         $ 45,628         $ 63,042         $ 80,456         $ 97,870
              400,000           61,228           84,642          108,056          131,470
              500,000           76,828          106,242          135,656          165,070
              600,000           92,428          127,842          163,256          198,670
              700,000          108,028          149,442          190,856          232,270
              800,000          123,628          171,042          218,456          265,870
              900,000          139,228          192,642          246,056          299,470

  TABLE B

                                 ESTIMATED ANNUAL RETIREMENT PENSION
                           ---------------------------------------------------
              FINAL
             AVERAGE
           COMPENSATION    5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS
           ------------    -------   --------   --------   --------   --------
             $300,000      $23,414   $ 46,828   $ 70,242   $ 93,656   $117,070
              400,000       31,414     62,828     94,242    125,656    157,070
              500,000       39,414     78,828    118,242    157,656    197,070
              600,000       47,414     94,828    142,242    189,656    237,070
              700,000       55,414    110,828    166,242    221,656    277,070
              800,000       63,414    126,828    190,242    253,656    317,070
              900,000       71,414    142,828    214,242    285,656    357,070

  Benefits are based on final five-year average salary (see "Salary" column in the Summary Compensation Table that appears on page 15) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the participant will commence receiving bene-fits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no surviving benefits. The plan will be frozen at De-cember 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. Years of credited service as of De-cember 31, 1997 for each executive officer named in the summary compensation table were as follows: Mr. Madigan, 23 years; Mr. Dowdle, 17 years; Mr. Fitz-Simons, 15 years; Mr. Fuller, 22 years; and Mr. Hiller, 9 years.

SEVERANCE ARRANGEMENTS

  The Company maintains a Transitional Compensation Plan For Executive Employ-ees, which provides termination benefits to key executives of the Company and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control of the Company. A "change in control" means (a) the acquisition, other than from the Company, by a person, entity or group of 20% or more of the combined voting power of the Company's outstanding voting securities, (b) a change in the composition of the Board of Directors whereby the individuals who as of January 1, 1995, constituted the Board of Directors cease to constitute at least a majority of the Board with-out approval of the Board, or (c) approval of a merger or reorganization of the Company where the prior shareholders do not thereafter own more than 60% of the reorganized Company. "Constructively terminated" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants including Messrs. Madigan, Dowdle, FitzSimons, Fuller and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to re-ceive the benefits under the plan. In the case of executive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years;
(b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that the Company will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Each of the executive officers named in the summary compensation table is covered by the plan.

  All stock options granted by the Company to executives become immediately vested and exercisable upon a change in control of the Company as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

  Andrew J. McKenna, Kristie Miller, James J. O'Connor and Donald H. Rumsfeld served as members of the Governance and Compensation Committee during all of 1997. Patrick G. Ryan was elected to the Committee upon his election as a director of the Company in May 1997.

  Andrew J. McKenna, Chairman of the Governance and Compensation Committee, served as an officer of Chicago National League Ball Club, Inc., a subsidiary of the Company, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with the Company has been that of an outside director.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meetings consistent with regulations of the Securities and Exchange Commission (the "Commission"). Under Commission rules, proposals to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting must be received by the Company no later than November 24, 1998. The Company's Bylaws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at the Annual Meeting, including a 60-day notice requirement. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Vice President, General Counsel and Secretary.

  The Company's Bylaws provide that notice of proposed stockholder nominations for election of directors must be given to the Secretary of the Company not less than 90 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Common Stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of the Company if elected. Provision is also made for substitution of nominees by the nominating stockholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Governance and Compensation Committee of the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform stockholders about such qualifications.

                                 OTHER MATTERS

  An individual purporting to own approximately 11 shares of the Company's Common Stock has sent the Company a proposal for the meeting. The proposal relates to the formation of a values committee pursuant to the following resolution:

    "RESOLVED: That the shareholders recommend that the Board of Directors form a Tribune Values Committee. The Tribune Values Committee (a) shall review the company value and ethics policies, (b) shall review the performance of the company's officers and employees regarding the practice of its value and ethics policies, and (c) shall annually report to the shareholders regarding the company's practices of its value and ethics policies."

  The Board of Directors believes that these functions are presently addressed by the Board and its existing committees. The persons named in the accompanying proxy intend to exercise their discretionary authority to vote against this proposal should it be properly presented at the meeting.

  As of the date of this Proxy Statement, the Board of Directors does not know if any matters will be presented to the meeting other than those described herein. If other matters properly come before the meeting, the persons named in the accompanying proxy will have discretion to vote such matters in accordance with their best judgment.

  Expenses incurred in connection with the solicitation of proxies will be paid by the Company. Following the initial solicitation of proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person, by telephone or telegraph, but without extra compensation. In addition, the Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies at an estimated cost to the Company of approximately $11,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone, telegraph or in person. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Common Stock.

  The Company's 1997 Annual Report is enclosed, but the report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER SUBMITTING A REQUEST THEREFOR TO THE CORPORATE RELATIONS DEPARTMENT, TRIBUNE COMPANY, 6TH FLOOR, 435 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611, OR TELEPHONE 800/757-1694.

                                          By Order of the Board of Directors

                                          Crane H. Kenney
                                          Vice President, General Counsel and
                                          Secretary

Dated: March 24, 1998

P
R
O
X
Y


TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 1998

James C. Dowdle and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 1998, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to serve until the 2001 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of Price Waterhouse LLP as auditors; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting. See "Other Matters" in the Company's proxy statement for the 1998 annual meeting.

To vote by telephone, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of the Company's directors.

                           . FOLD AND DETACH HERE .


[LOGO OF TRIBUNE]


           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                            3074
[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
1. Election of directors.             FOR       WITHHELD
   (see reverse)                      [_]         [_]

01 J. Madigan    03 J. O'Connor
02 N. Maynard    04 A. Weber


For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Ratification of auditors.
                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

--------------------------------------------------------------------------------
3. With discretionary power in the transaction of such other business as may properly come before the meeting.


                              Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.


                              ------------------------------------------------


                              ------------------------------------------------
                               SIGNATURE(S)                          DATE


                           . FOLD AND DETACH HERE .



                        ------------------------------

                        ------------------------------


                        TRIBUNE OFFERS TELEPHONE VOTING
                         24 hours a day, 7 days a week

     ON A TOUCH-TONE PHONE CALL TOLL-FREE 1-800-652-8683
     AND YOU WILL HEAR THESE INSTRUCTIONS:


     . Enter the last four digits of your social security number; and

     . Enter the control number from the box just below the perforation on the proxy card.

     . You will then have two options:

       OPTION 1: to vote as the Board of Directors recommends on both proposals; or

       OPTION 2: to vote on each proposal separately.

     . Your vote will be repeated to you and you will be asked to confirm it.

     Your telephonic vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

               IF YOU CHOOSE TO VOTE BY TELEPHONE,
       THERE IS NO NEED FOR YOU TO RETURN YOUR PROXY CARD.

                      THANK YOU FOR VOTING!

TRIBUNE COMPANY                                          VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 5, 1998

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Stockholders of the Company to be held on May 5, 1998, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are John W. Madigan, Nancy Hicks Maynard, James J. O'Connor and Arnold R. Weber to serve until the 2001 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);

2. ratification of the selection of Price Waterhouse LLP as auditors; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting. See "Other Matters" in the Company's proxy statement for the 1998 annual meeting.

To vote by telephone, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. The Company's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The trustees and nominee shall vote as specified, but if you return this card and no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Board of Directors.

                           . FOLD AND DETACH HERE .

[LOGO OF TRIBUNE]

Dear Benefit Plan Participant:

  You own Tribune Company stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors and the appointment of auditors. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

  You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to First Chicago Trust Company in the enclosed envelope. Alternatively, you may follow the telephonic voting procedures set forth on the reverse side hereof. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. YOUR VOTE IS CONFIDENTIAL AND WILL BE SEEN ONLY BY FIRST CHICAGO TRUST COMPANY AS TABULATING AGENT FOR THE PLAN TRUSTEES AND ADMINISTRATOR.

                                       Sincerely,

                                       /s/ John W. Madigan

                                                                            5745
[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
1. Election of directors.             FOR       WITHHELD
   (see reverse)                      [_]         [_]

01 J. Madigan    03 J. O'Connor
02 N. Maynard    04 A. Weber


For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Ratification of auditors.
                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

--------------------------------------------------------------------------------
3. With discretionary power in the transaction of such other business as may properly come before the meeting.


                              Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.


                              ------------------------------------------------


                              ------------------------------------------------
                               SIGNATURE(S)                          DATE


                           . FOLD AND DETACH HERE .



                        ------------------------------

                        ------------------------------


                        TRIBUNE OFFERS TELEPHONE VOTING
                         24 hours a day, 7 days a week

     ON A TOUCH-TONE PHONE CALL TOLL-FREE 1-800-652-8683
     AND YOU WILL HEAR THESE INSTRUCTIONS:


     . Enter the last four digits of your social security number; and

     . Enter the control number from the box just below the perforation on the voting instruction card.

     . You will then have two options:

       OPTION 1: to instruct the respective plan trustee or nominee to vote as the Board of Directors recommends on both proposals; or

       OPTION 2: to instruct the respective plan trustee or nominee to vote on each proposal separately.

     . Your instructions will be repeated to you and you will be asked to confirm them.

     Your telephonic vote authorizes the named trustees and nominee to vote the shares allocated and held in your respective plan account or accounts to the same extent as if you marked, signed, dated and returned the voting instruction card.

               IF YOU CHOOSE TO VOTE BY TELEPHONE,
          THERE IS NO NEED FOR YOU TO RETURN YOUR VOTING
                        INSTRUCTION CARD.

                      THANK YOU FOR VOTING!